UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

PAPAYA GROWTH OPPORTUNITY CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-41223	87-3071107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3500 South Dupont Highway, Suite HX-102, Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 214-3750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	PPYAU	Pink Open Market

Class A common stock, par value $0.0001 per share	PPYA	Pink Open Market

Warrants, each whole warrant exercisable for one share of Class A common stock	PPYAW	Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Citrin Cooperman & Company, LLP (the “Former Auditor”), has informed Papaya Growth Opportunity Corp. I (the “Company”, “we”) of a strategic shift in its focus toward issuer engagement in industries outside of the Company’s core business sector. As a result, on July 22, 2026, the Former Auditor notified us of its decision to decline to stand for re-election as our independent registered public accounting firm effective immediately.

The Former Auditor’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph which noted that there was a substantial doubt about the Company’s ability to continue as a going concern because of the Company’s dependency on the completion of a business combination within a specified time period and its insufficient working capital to meet its liquidity needs. .

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through September 30, 2025, (i) there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in their reports, and (ii) there were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K), except that the Company’s Annual Report on Form 10-K Amendment No.1 for the year ended December 31, 2023, and quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 identified certain material weakness in its internal control over financial reporting The material weakness identified related to the proper recording of income taxes.

We provided the Former Auditor with a copy of the disclosures that we are making in this report and have requested that the Former Auditor furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this paragraph, a copy of which letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Audit Committee has appointed Malone Bailey, LLP (the “New Auditor”) as the Company’s new independent registered public accounting firm. During the fiscal years ended December 31, 2024 and 2023 and the subsequent period through , neither the Company nor anyone acting on the Company’s behalf has consulted with the New Auditor with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a “disagreement” or a “reportable event” within the meaning of Item 304(a)(1) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Citrin Cooperman & Company, LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2026	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
	Name:	Clay Whitehead
	Title:	Chief Executive Officer